Exhibit 10.3
FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT
FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), dated as of April 23, 2026 by and between Aura Consolidated Group, Inc., a Delaware corporation (the “Company”), and each of the entities listed on the signature page hereof (collectively, the “Investor”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Securities Purchase Agreement referred to below.
W I T N E S S E T H:
WHEREAS, the Company and the Investor have entered into that certain Securities Purchase Agreement, dated as of February 2, 2026 (as amended, restated or otherwise modified from time to time, the “Securities Purchase Agreement”);
WHEREAS, the Company and the Investor desire to amend the Securities Purchase Agreement to (i) update the Per Share Price, (ii) provide for an increase in the Aggregate Commitment from US$75,000,000 to US$100,000,000, pursuant to the terms and conditions herein[;] [, and] (iii) provide for an increase in the Commitment from US$15,000,000 to US$40,000,000 pursuant to the terms and conditions herein];
WHEREAS, pursuant to Section 3(a) of the Securities Purchase Agreement, from the date of the Securities Purchase Agreement until the Closing, except as expressly contemplated by the Securities Purchase Agreement or the Deed or with the prior written consent of the Investor, the Company shall not issue, sell, grant, or otherwise transfer any equity securities or equity-linked securities of the Company, other than the issuance of options that are already reserved for issuance under the Company’s existing equity incentive plans and granted in the ordinary course consistent with past practice or issuances upon a valid exercise of any existing convertible security; and
WHEREAS, Section 7(f) of the Securities Purchase Agreement provides that the Securities Purchase Agreement may not be modified, waived, or terminated except by an instrument in writing signed by each of the parties.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Amendments to Securities Purchase Agreement. Effective as of the date hereof and subject to the terms and conditions set forth herein and in the Securities Purchase Agreement:
a.Schedule A to the Securities Purchase Agreement is hereby amended as attached hereto as Schedule A.
b.The definition of “Aggregate Commitment” in Section 4(k) of the Securities Purchase Agreement is hereby amended to refer to an aggregate amount of not less than US$100,000,000.
c.[The definition of “Commitment” is hereby amended to refer to an aggregate purchase price of US$40,000,000.]

2.Company Representations and Warranties. As of the date hereof, the Company represents and warrants to the Investor that:
a.This Amendment and the transactions contemplated hereby have been duly authorized, executed and delivered by the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith. Assuming that this Amendment constitutes the valid and binding agreement of the Investor, this Amendment is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.
3.Consent to Increase Aggregate Commitment. Pursuant to and in accordance with Section 3(a) of the Securities Purchase Agreement, the Investor hereby provides its written consent to the Company’s issuance of additional Securities such that the Aggregate Commitment is increased from US$75,000,000 to US$100,000,000. Except as expressly set forth in this Amendment, Section 3(a) of the Securities Purchase Agreement shall remain in full force and effect.
4.Investor Representations and Warranties. The Investor represents and warrants to the Company that:
a.This Amendment has been duly authorized, executed and delivered by the Investor, and assuming the due authorization, execution and delivery of the same by the Company, this Amendment shall constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.
b.The execution, delivery and performance of this Amendment, the compliance by the Investor with all of the provisions of this Amendment and the consummation of the transactions contemplated in this Amendment will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Investor pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Investor is a party or by which the Investor is bound or to which any of the property or assets of the Investor is subject; (ii) the organizational documents of the Investor; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Investor or any of its properties that in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the Investor’s ability to consummate the transactions contemplated in this Amendment.
5.Incorporation of Representations and Warranties From Securities Purchase Agreement. The representations and warranties contained in the Securities Purchase Agreement are and will be true, correct and complete on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete on and as of such earlier date. No event has occurred and is continuing that would constitute a breach or default by the Company under the Securities Purchase Agreement as amended hereby.
6.Miscellaneous.
a.In consideration of the commitments contained in this Amendment whether or not the Closing occurs, the Company agrees to promptly pay, or cause to be paid, upon receipt of any request therefore, all reasonable expenses of counsel incurred by all investors entering into an amendment agreement on terms and conditions substantially equivalent to the terms and conditions of this Amendment in connection with its evaluation of, negotiations regarding and documentation for the transactions referenced herein.
b.Each of the Company and the Investor agrees that the Securities Purchase Agreement remains in full force and effect, except as amended hereby, and are hereby ratified and confirmed.
c.The execution, delivery and performance of this Amendment shall not, except as expressly provided for herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any person under the Securities Purchase Agreement or any other document.
d.This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related), including matters of validity, construction, effect, performance and remedies.
e.This Amendment may be executed in two or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Securities Purchase Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor: [ • ]	State/Country of Formation or Domicile:

By:
Name: [ • ]
Title: [ • ]

Name in which Securities are to be registered (if different):	Date: [ • ], 2026

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Email:

IN WITNESS WHEREOF, the Company has accepted this Securities Purchase Agreement as of the date set forth below.

AURA CONSOLIDATED GROUP, INC.

By:
Name:
Title:

Date: [ • ], 2026

    SCHEDULE A
PER SHARE PRICE CALCULATION
Capitalized terms used without a definition have the meanings given to them in the Deed.
“Per Share Price is defined as the quotient of (i) the Implied Company Value and (ii) the Final Share Count.
“Implied Company Value” is defined as the quotient of (i) the Implied Target Value and (ii) 35%.
“Final Share Count” is defined as the Company Aggregate Share Count after giving effect to the issuance of shares by the Company in the Transaction (and, for the avoidance of doubt, before the sale of the Securities to the Investor at the Closing and the sale of Securities to any other investor acquiring shares of the Company in a similar transaction to the transactions contemplated by this Securities Purchase Agreement).
“Company Aggregate Share Count” is defined as the total number of Aura Shares (as defined in the Deed) on issue on a fully diluted basis (assuming the full conversion of any options, rights or securities that are convertible into Aura Shares).
“Implied Target Value” is defined as the product of (i) A$0.40 and (ii) the Target Aggregate Share Count and (iii) the Currency Exchange Rate.
“Target Aggregate Share Count” is defined as the total number of: (1) Qoria Shares (as defined in the Deed) as of immediately prior to the implementation of the Transaction (as defined in the Deed); plus (2) any Qoria Equity Incentives (as defined in the Deed) that the parties have agreed in the Disclosure Letter (as defined in the Deed) are to be replaced with Aura Equity Incentives (as defined in the Deed); and plus (3) any Qoria Equity Incentives existing at the date of the Deed or issued after the date of the Deed in respect of which arrangements have been put in place by the Scheme Record Date (as defined in the Deed) for them to be settled fully or partially for cash consideration or which Target has settled fully or partially for cash consideration prior to the Scheme Record Date.
“Currency Exchange Rate” is defined as, on the relevant date, the rate at which the Australian Dollar may be exchanged into United States Dollars at the time of determination on such day as quoted by Bloomberg on www.bloomberg.com/markets/currencies/fxc.html (and applying the Currency Converter set forth on such webpage), or as displayed on such other information service which publishes that rate of exchange from time to time in place of Bloomberg. In the event that such rate is not displayed by Bloomberg on the webpage specified in the immediately preceding sentence, the Currency Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Investor and the Company.